Exhibit 10.8

UGI France
A French société par action simplifiée with a share capital of €
Registered office: Immeuble Reflex, Les Renardières, 4 place Victor Hugo, 92400 Courbevoie
452 431 232 RCS Nanterre
(the « Parent »)

To: NATIXIS
Attention: Sharon Jones and Laetitia José
Address: 68-76 Quai de la Rappée, 75012 Paris
Fax: 00 33 (0)1 58 19 28 80

In its capacity as Facility Agent under the Senior Facilities Agreement and under the Intercreditor Agreement

Paris, 8 March 2017

Re: Consent requests letter – Amendment to the Senior Facilities Agreement and to the Intercreditor Agreement and waiver of the Relevant Default

Dear Sir/Madam,
Reference is made to:
- a €660,000,000 French-law governed senior facilities agreement dated 30 April 2015 and entered into between, inter alios, (i) the Parent as Guarantor, Security Grantor and Borrower, (ii) the financial institutions listed therein as Mandated Lead Arrangers, Underwriters and Bookrunners, (iii) HSBC France as Senior Mandated Lead Arranger, (iv) Natixis as Facility Agent and Security Agent and (v) the financial institutions listed therein as Original Lenders, to which Antargaz and Finagaz (previously known as TotalGaz) have acceded on 29 May 2015 as Borrowers (the “Senior Facilities Agreement”), and
- an intercreditor agreement dated 29 May 2015 entered into between, inter alios, the Parent, Antargaz, Finagaz (previously known as TotalGaz), the Senior Lenders, the Hedging Lenders listed therein, UGI International Holdings B.V., Natixis as Facility Agent and Security Agent and the Subordinated Debtors (the “Intercreditor Agreement”).
Capitalised terms not otherwise defined herein shall have the meaning ascribed to them in the Senior Facilities Agreement or in the Intercreditor Agreement, as the case may be.
This letter is a Finance Document.
The Parent is writing to you in your capacity as Facility Agent in order to obtain the required consents of the relevant Finance Parties on the requests described in paragraph 2 below.

1.Background
Clause 17.17 (Financial Covenant) of the Senior Facilities Agreement, as in force as at the date of this letter, provides that the Parent shall procure on each Testing Date (being 31 March and 30 September of each year) the satisfaction of the Leverage Ratio according to such Clause.
In addition, Clause 17.9.3 (Dividend and interest payment under the Subordinated Loans) of the Senior Facilities Agreement, as in force as at the date of this letter, provides that the Parent shall not distribute any dividend nor pay in cash any interest arising from a Subordinated Loan in case of (i) an Event of Default continuing or (ii) the Leverage Ratio, as calculated on a pro forma basis (taking into account the distribution or the payment of cash interest) for the Testing Date immediately preceding the proposed distribution or payment of cash interest and for the Testing Date occurring immediately after the proposed distribution or payment of cash interest, being higher than the Leverage Ratio to be complied with on each of these relevant Testing Dates.
Likewise, the Intercreditor Agreement provides (i) under clauses 4.2 (Permitted Payments), that the Parent may not make payment of cash interests arising from a Subordinated Loan to the benefit of the Subordinated Lender and (ii) under clause 4.6 (Shareholder Undertakings) that the Parent may not distribute dividends, reserves, share premium or any other type of distribution to the benefit of the Shareholder provided that, in each case, (i) a Senior Default is continuing or (ii) the Leverage Ratio, as calculated on a pro forma basis (taking into account the distribution or the payment of cash interest) for the Testing Date immediately preceding the proposed distribution date or payment of cash interest date and for the Testing Date occurring immediately after the proposed distribution date or payment date of cash interest, being higher than the Leverage Ratio to be complied with on each of these relevant Testing Dates. It being specified that (i) the Parent shall provide the Facility Agent with a certificate confirming that the two conditions listed above are satisfied with the detail of the calculation of the Leverage Ratio on a pro forma basis at least ten (10) Business Days prior to the date of the relevant payment and (ii) the Parent may be authorised to pay cash of interest under the Subordinated Loans in amounts not exceeding 5% per annum.
As you may have noted from reading the last Compliance Certificates, the Leverage Ratio level of the Group as at the Testing Date falling on 31 March 2016 was equal to 1.59 and as at the Testing Date falling on 30 September 2016 was equal to 1.46, each satisfying the covenant relating to the Leverage Ratio as set out in the Senior Facilities Agreement (being lower than 3.5:1). As a consequence, the Parent has distributed dividends to the Shareholder in the course of January 2017. However, the Parent did not provide the Facility Agent with the certificate confirming compliance with the relevant conditions applicable to such distribution at least ten (10) Business Days prior to the date of that distribution (the “Relevant Default”).
In addition, distribution of dividends and payment of cash interest under the Subordinated Loans may occur on a quarterly basis. Consequently, the Parent wants to simplify the monitoring of such payment of cash interest arising from the Subordinated Loans or such distribution of dividend.

2.    Consent requests
2.1 The Parent hereby requests the consent of the Majority Lenders in accordance with the terms of paragraph of Clause 25.1 (Procedures) of the Senior Facilities Agreement to amend the following clauses of the Senior Facilities Agreement and the Intercreditor Agreement:

a.
clause 17.9.3 (Dividend and interest payment under the Subordinated Loans) of the Senior Facilities Agreement shall be amended as follows (it being specified that the changes to be made are marked-up below against the terms of the Senior Facilities Agreement for ease of reference only):

“The Parent procures that no dividend shall be distributed by it and no interest arising from a Subordinated Loan shall be paid unless ~~in cash in case of~~:
(i)      ~~the occurrence of an~~ no Event of Default has occurred and ~~for so long as it~~ is continuing; and ~~or~~
(ii)   the Leverage Ratio for the relevant period ending on the most recent Testing Date in respect of which a Compliance Certificate has been delivered to the Facility Agent prior to the date on which the proposed distribution or the payment of cash interest is made, as calculated on a pro forma basis (taking into account ~~the~~ that proposed distribution and/or ~~the~~ payment of cash interest and any other distribution and/or payment of cash interest made since that Testing Date) ~~for the Testing Date occurring immediately preceding the proposed distribution or payment of cash interest and for the Testing Date occurring immediately after the proposed distribution or payment of cash interest~~, being equal to or less ~~higher~~ than the covenanted Leverage Ratio to be complied with on ~~each of these~~ such relevant Testing Date~~s,~~ and
(iii) the Parent has notified the Facility Agent that it reasonably estimates, to the best of its knowledge (taking into account the proposed distribution and/or payment of cash interest and any other distribution and/or payment of cash interest made since the most recent Testing Date in respect of which a Compliance Certificate has been delivered to the Facility Agent prior to the date on which the proposed distribution or the payment of cash interest is made), that the undertaking to comply with the covenanted Leverage Ratio set out in clause 17.17 (Financial Covenant) on the immediately next Testing Date falling after the date of the relevant distribution or payment of cash interest will be met.”

b.
clause 4.2 (Permitted Payments) of the Intercreditor Agreement shall be amended as follows (it being specified that the changes to be made are marked-up below against the terms of the Intercreditor Agreement for ease of reference only):

“Subject to Clauses 6 (Turnover of non-Permitted Payments) and 8 (Subordination on insolvency):

(a)	the Parent may pay, and the Shareholder may receive, dividends under the conditions set out in Clause 0 (Shareholder Undertaking).

(b)
the relevant Subordinated Debtor may make, and a Subordinated Lender may receive, payments of cash interest arising from a Subordinated Loan (other than a Subordinated PIK Loan) not exceeding 5% per annum if:

- (i) no Senior Default has occurred and is continuing, and
- (ii) the Leverage Ratio for the relevant period ending on the most recent Testing Date in respect of which a Compliance Certificate has been delivered to the Facility Agent prior to the date on which the proposed payment of cash interest is made, as calculated on a pro forma basis (taking into account ~~the~~ that proposed payment of cash interest and any other distribution in accordance with clause 4.6 (Shareholder Undertakings) and/or payment of cash interest made since that Testing Date) ~~for the Testing Date immediately preceding the proposed payment date of cash interest and for the Testing Date occurring immediately after the proposed payment date of cash interest~~ is equal to or less than the covenanted Leverage Ratio to be complied with on ~~each of these~~ such relevant Testing Date~~s~~, and
- (iii) the Parent has notified the Facility Agent that it reasonably estimates, to the best of its knowledge (taking into account the proposed payment of cash interest and any other distribution in accordance with clause 4.6 (Shareholder Undertakings) and/or payment of cash interest made since the most recent Testing Date in respect of which a Compliance Certificate has been delivered to the Facility Agent prior to the date on which the proposed payment of cash interest is made), that the undertaking to comply with the covenanted Leverage Ratio set out in clause 17.17 (Financial Covenant) of the Senior Facilities Agreement on the immediately next Testing Date falling after the date of the relevant payment of cash interest will be met.

The Parent on behalf of the relevant Subordinated Debtor shall provide the Facility Agent with a certificate confirming that the three ~~two~~ conditions listed above are satisfied at the relevant payment date of cash interest and the detail of the calculation of the Leverage Ratio on a pro forma basis according to paragraph (ii) above at least ten (10) Business Days prior to the payment of any cash interest under a Subordinated Loan.

(c)
No repayment of principal or payment of any sum under a Subordinated Loan other than the cash interest referred to under paragraph (b) above with respect to Subordinated Loans other than Subordinated PIK Loans will be authorised unless the Senior Finance Parties have given their prior consent provided however that any loan refinancing any of the Subordinated Loans (other than Subordinated PIK Loans) shall be approved by the Majority Senior Lenders and provided that such refinancing loan (i) provides for the same terms, conditions and quantum as the Subordinated Loan which is refinanced and (ii) is fully subordinated in accordance with this Agreement.”
2.2 The Parent hereby requests the consent of all Senior Finance Parties in accordance with the terms of paragraph of Clause 4.6 (Shareholder Undertakings) of the Intercreditor Agreement to amend the following clauses of the Intercreditor Agreement:

a.
clause 4.6 (Shareholder Undertakings) of the Intercreditor Agreement shall be amended as follows (it being specified that the changes to be made are marked-up below against the terms of the Intercreditor Agreement for ease of reference only):

“The Shareholder undertakes not to vote, and not to receive, any distribution of dividends, distributable reserves, share premium or any other type of distribution from the Parent ~~in case of~~ unless:
- (i) ~~the occurrence of a~~ no Senior Default has occurred and ~~for so long as it~~ is continuing, ~~or~~ and
- (ii) the Leverage Ratio for the relevant period ending on the most recent Testing Date in respect of which a Compliance Certificate has been delivered to the Facility Agent prior to the date on which the proposed distribution is made, as calculated on a pro forma basis (taking into account ~~the~~ that proposed distribution and any other distribution and/or payment of cash interest in accordance with clause 4.2 (Permitted Payments) made since that Testing Date) ~~for the Testing Date immediately preceding the proposed distribution date and for the Testing Date occurring immediately after the proposed distribution date, being higher~~ is equal to or less than the covenanted Leverage Ratio to be complied with on ~~each of these~~ such relevant Testing Date~~s~~, and
- (iii) the Parent has notified the Facility Agent that it reasonably estimates, to the best of its knowledge (taking into account the proposed distribution and any other distribution and/or payment of cash interest in accordance with clause 4.2 (Permitted Payments) made since the most recent Testing Date in respect of which a Compliance Certificate has been delivered to the Facility Agent prior to the date on which the proposed distribution is made), that the undertaking to comply with the covenanted Leverage Ratio set out in clause 17.17 (Financial Covenant) of the Senior Facilities Agreement on the immediately next Testing Date falling after the date of the relevant distribution will be met.
The Parent shall provide the Facility Agent with a certificate confirming that the three ~~two~~ conditions listed above are satisfied at the relevant distribution date and the detail of the calculation of the Leverage Ratio on a pro forma basis according to paragraph (ii) above at least ten (10) Business Days prior to any distribution. Any distribution not complying with these conditions prior to the Senior Discharge Date can only occur with the prior consent of the Senior Finance Parties.”
2.3 The Parent hereby further requests the consent of (i) all Senior Finance Parties in accordance with the terms of paragraph (vii) of Clause 25.2 (Exceptions) of the Senior Facilities Agreement to waive (x) the Relevant Default which has arisen under clause 4.6 (Shareholder Undertakings) of the Intercreditor Agreement and under clause 18.1.13 (Breach of other obligations) of the Senior Facilities Agreement and any other default arising as a result of the Company not having provided the Facility Agent with the certificate confirming compliance with the relevant conditions applicable to the relevant distribution at least ten (10) Business Days prior to the date of that distribution and (y) all their rights under the Finance Documents as a result of or in connection therewith.
3.    Transfers
If a Lender transfers all or part of its Commitments under the Senior Facilities Agreement, the relevant transferee shall be bound by the terms of this letter.
4.    Acceptance
We thank you for distributing, where applicable, this letter to the relevant Lenders, and for returning a countersigned copy of this letter no later than 24 March 2017.
By countersigning a copy of this letter, whereupon it shall become effective (the "Effective Date"), you hereby confirm the consent of (i) the Majority Lenders to the requests set out in paragraph 2.1 and (ii) all Senior Finance Parties to the requests set out in paragraphs 2.2 and 2.3 above.
As from the Effective Date:
-              the Senior Facilities Agreement and the Intercreditor Agreement shall be deemed to be amended to reflect the amendments set out in paragraphs 2.1 and 2.2 above, as applicable;
-              the provisions of the Senior Facilities Agreement and the Intercreditor Agreement (including their respective schedules) not otherwise amended by this letter shall remain in full force and effect; and
-              any reference to a provision of the Senior Facilities Agreement or the Intercreditor Agreement, as the case may be, shall be construed as a reference to a provision of the Senior Facilities Agreement or the Intercreditor Agreement, as the case may be, as amended by this letter.
Save as expressly otherwise provided in this letter, nothing in this letter or in the Senior Facilities Agreement or in the Intercreditor Agreement as amended by this letter constitutes a novation of any rights or obligations of any party under the Senior Facilities Agreement or under the Intercreditor Agreement.
For the avoidance of doubt, the Parties agree that the countersignature of this letter by the Facility Agent shall constitute and be considered as notification of all other parties under the Finance Documents as required under and in accordance with Clause 25.1(ii) of the Senior Facilities Agreement.

5.    Governing law
This letter is governed by French law.
The Tribunal de commerce de Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this letter.

Yours sincerely,
The Parent

UGI France
(on behalf of itself and on behalf of the all other Obligors)

/s/ Eric Naddeo
By: Eric Naddeo
Title: Président

Natixis
as Facility Agent under the Senior Facilities Agreement and the Intercreditor Agreement (on behalf itself and on behalf of the Majority Lenders)

We hereby (x) confirm the consent of (i) the Majority Lenders to the requests set out in paragraph 2.1 of this letter and (ii) all Senior Finance Parties to the requests set out in paragraphs 2.2 and 2.3 of this letter and (y) confirm that all other parties to the Finance Documents have been notified according to Clause 25.1(ii) of the Senior Facilities Agreement.

By:         /s/ Sharon Jones            /s/ Gilles Panetto
Name:        Sharon Jones            Gilles Panetto
Date: